                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the registrant  /X/
Filed by a party other than the registrant  / /

Check the appropriate box:

/X/ Preliminary proxy statement
/ / Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
/ / Confidential, for use of Commission only (as permitted by Rule
      14a-6(e)(2))

                          NICHOLS RESEARCH CORPORATION
                (Name of Registrant as Specified in Its Charter)
------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than registrant)

Payment of filing fee (Check the appropriate box):

/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4)  and
    0-11.

(1) Title of each class of securities to which transaction applies:

    __________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:

    __________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    __________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:

    __________________________________________________________________________

(5) Total fee paid:

    __________________________________________________________________________

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is  offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     _________________________________________________________________________

     (2)  Form, Schedule or registration statement no.:

     _________________________________________________________________________

     (3)  Filing party:

     _________________________________________________________________________

     (4)  Date Filed:

     _________________________________________________________________________

                          NICHOLS RESEARCH CORPORATION
                          4040 Memorial Parkway, South
                             Post Office Box 400002
                         Huntsville, Alabama 35815-1502

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

                                January 8, 1998


TO THE SHAREHOLDERS OF NICHOLS RESEARCH CORPORATION:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Nichols Research Corporation (the "Company") will be held in the Company Auditorium, Corporate Headquarters, 4040 Memorial Parkway, South, Huntsville, Alabama, on January 8, 1998, at 5:00 p.m. local time for the following purposes:

          1. To elect twelve (12) Directors to the Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified (designated as Proposal 1 in the accompanying Proxy Statement).

          2. To consider and vote to approve or disapprove the adoption of the Nichols Research Corporation 1997 Stock Option Plan (designated as Proposal 2 in the accompanying Proxy Statement).

          3. To consider and vote on an amendment to the Company's Certificate of Incorporation to increase the authorized shares of common stock to 30,000,000 shares from 20,000,000 shares (designated as Proposal 3 in the accompanying Proxy Statement).

          4. To consider and vote to approve or disapprove the adoption of the Nichols Research Corporation 1997 Stock Bonus Plan (designated as Proposal 4 in the accompanying Proxy Statement).

          5. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent public accountants for the current year (designated as Proposal 5 in the accompanying Proxy Statement).

          6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on November 28, 1997, has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

     A copy of the Annual Report to Shareholders for the fiscal year ended August 31, 1997, is enclosed.

                              By order of the Board of Directors,


                              Patsy L. Hattox
                              Secretary

Huntsville, Alabama
December 8, 1997


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND SO VOTE AT THAT TIME. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

                          NICHOLS RESEARCH CORPORATION
                          4040 Memorial Parkway, South
                             Post Office Box 400002
                        Huntsville, Alabama  35815-1502

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Nichols Research Corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held on January 8, 1998, and at any and all adjournments thereof (the "Meeting"). The form of proxy permits specification, approval, disapproval or abstention, as to each of the five proposals. Proposals 1, 2, 3, 4 and 5 will be presented at the Meeting by management. If the enclosed form of proxy is properly executed, returned and not revoked, it will be voted in accordance with the directions, if any, made by the shareholder or, if directions are not made, will be voted in favor of Proposals 1, 2, 3, 4 and 5.

     The cost of solicitation of proxies will be borne by the Company. Proxies may be solicited by directors, officers, or regular employees of the Company in person or by telephone, facsimile, or mail. The Company may reimburse brokerage firms and others for their expenses in forwarding solicitation material regarding the Meeting to beneficial owners. On or about December 8, 1997, the Company will commence mailing this Proxy Statement, the enclosed form of proxy, and attached Notice to holders of its common stock.

     Shareholders who sign proxies have the right to revoke them at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

     The close of business on November 28, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.

                                    GENERAL

     A majority of the shareholders entitled to vote must be present in person, or be represented by proxy, to constitute a quorum and act upon the proposed business. Failure of a quorum to be represented at the Meeting will necessitate an adjournment and will subject the Company to additional expense.

     Election of each director and approval of Proposals 2, 4 and 5 discussed in this Proxy Statement require the affirmative vote of the holders of a majority of the outstanding shares present and entitled to vote at the Meeting. Proposal 3 discussed in this Proxy Statement requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for approval. The Company's Certificate of Incorporation and Bylaws do not con-tain any provisions concerning the treatment of abstentions and broker non-votes. Delaware law treats abstentions as votes which are not cast in favor of a proposal or nominee. Delaware law does not address the treatment of broker non-votes; however, the Company will treat broker non-votes as present for purposes of calculating the quorum but as absent for purposes of calculating votes cast for or against a proposal or nominee. The Board of Directors recommends that you vote FOR each nominated director and FOR Proposals 2, 3, 4 and 5.

              COMMON STOCK OUTSTANDING AND PRINCIPAL SHAREHOLDERS

     As of November 3, 1997, there were outstanding 13,089,417 shares of the Company's common stock, $.01 par value per share (the "Common Stock"). Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by shareholders.

     The following table sets forth information as of November 3, 1997, as to (a) the only persons who were known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company; (b) the shares of such Common Stock beneficially owned by the directors and nominees of the Company; (c) the shares of such Common Stock beneficially owned by Chris H. Horgen, the Company's Chief Executive Officer during the Company's last fiscal year, and by Michael J. Mruz, James C. Moule, Michael W. Solley and James M. Coward, the four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"); and (d) the shares of such Common Stock beneficially owned by all executive officers and directors of the Company as a group. Unless otherwise indicated, each shareholder named has sole voting and dispositive power with respect to his shares.
                                                           PERCENT OF TOTAL
                                        NUMBER OF SHARES   COMMON STOCK
NAMES(1)                               BENEFICIALLY OWNED  OUTSTANDING (2)
--------                              -------------------  ---------------

MORE THAN 5% SHAREHOLDERS WHO ARE
NOT DIRECTORS OR NOMINEES
----------------------------------

Palisade Capital Management, L.L.C.         1,229,959          9.4%
David L. Babson and Co., Inc.               1,227,650          9.4%

DIRECTORS AND NOMINEES
----------------------

Chris H. Horgen                               497,875(3)       3.8%
Michael J. Mruz                               213,250(4)       1.6%
Roy J. Nichols                                459,098(5)       3.5%
Patsy L. Hattox                                64,409(6)         *
Phil E. DePoy                                   6,250(7)         *
Roger P. Heinisch                              22,501(8)         *
William E. Odom                                11,003(9)         *
James R. Thompson, Jr.                          5,500(10)        *
John R. Wynn                                   18,002(11)        *
Thomas L. Patterson                           808,424          6.2%
Daniel W. McGlaughlin                               0            *
David Friend                                   20,400            *

NAMED EXECUTIVE OFFICERS WHO ARE NOT
DIRECTORS OR NOMINEES
------------------------------------
James C. Moule                                 55,916(12)        *
Michael W. Solley                              15,473(13)        *
James M. Coward                                29,090(14)        *

ALL DIRECTORS AND EXECUTIVE OFFICERS
AS A GROUP (15 PERSONS)                     2,241,221(15)     17.1%
------------------------------------
-------------------
*  Less than 1%

(1) The addresses for all persons listed above are in care of the Company with the following exceptions: Palisade Capital Management, L.L.C., One Bridge Plaza, Suite 695, Fort Lee, NJ 07024; David L. Babson and Co., Inc., One Memorial Drive, Cambridge, MA 02142-1300; Roy J. Nichols, 2430 Covemont Drive, Huntsville, AL 35801; Phil E. DePoy, 195 North Harbor Drive, Apt. 4601, Chicago, IL 60601; Roger P. Heinisch, 23620 Olinda Trail, Scandia, MN 55071; William E. Odom, 3627 Everette Street, N.W., Washington, DC 20008; James R. Thompson, Jr., 416 Randolph Avenue, Huntsville, AL 35801; Daniel W. McGlaughlin, 3430 Tuxedo Road, Atlanta, GA 30305; and David Friend, 267 Claredon Street, Boston, MA 02116.

(2) Shares issuable under options exercisable within 60 days are considered outstanding for the purpose of calculating the percentage of Common Stock owned by each executive officer, director and more than 5% shareholder who have options exercisable within 60 days, but such shares are not to be considered outstanding with respect to any other executive officer, director, or more than 5% shareholder.

(3) Includes 35,000 shares which are subject to immediately exercisable options held by Mr. Horgen, 2,474 shares held by an adult child who is a member of Mr. Horgen's household, and 99,000 shares held directly by Mr. Horgen's spouse.

(4) Includes 56,250 shares which are subject to immediately exercisable options held by Mr. Mruz and 42,000 shares held in a revocable trust, of which both Mr. Mruz and his spouse are trustees.

(5) Represents 189,500 shares held in a revocable trust for Mr. Nichols and his spouse, of which both are trustees, 98,335 shares held in the Roy J. Nichols and Susan B. Nichols Charitable Remainder Unitrust, of which Mr. Nichols is the sole trustee, and 171,263 shares held in the Nichols Charitable Remainder Unitrust dated May 29, 1997, of which both Mr. and Mrs. Nichols are trustees.

(6) Includes 1,534 shares which are subject to immediately exercisable options held by Ms. Hattox.

(7) Includes 4,000 shares which are subject to immediately exercisable options held by Dr. DePoy.

(8) Includes 7,000 shares which are subject to immediately exercisable options held by Dr. Heinisch.

(9) Includes 7,000 shares which are subject to immediately exercisable options held by General Odom, and 3,003 shares that are held jointly with his spouse.

(10) Includes 2,500 shares which are subject to immediately exercisable options held by Mr. Thompson.

(11) Includes 5,500 shares which are subject to immediately exercisable options held by Mr. Wynn.

(12) Includes 5,536 shares which are subject to immediately exercisable options held by Mr. Moule and 300 shares held directly by Mr. Moule's spouse.

(13) Includes 8,501 shares which are subject to immediately exercisable options held by Mr. Solley, and 6,972 shares that are held jointly with his spouse.

(14) Includes 3,536 shares which are subject to immediately exercisable options held by Mr. Coward, and 25,554 shares that are held jointly with his spouse.

(15) Includes 136,357 shares which are subject to stock options exercisable within 60 days, 99,300 shares owned by the spouses of two officers, 402,763 shares held in trusts by two officers and their spouses, 98,335 shares held in trust by an officer who is sole trustee, and 2,474 shares held by an adult child who is a member of an officer's household.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Board of Directors has fixed the number of members of the Board of Directors at twelve (12) by resolution pursuant to authority granted in the Bylaws of the Company. The Board of Directors proposes that the twelve
(12) nominees listed below be elected as directors, to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. It is the intention of the persons named in the proxy to vote the proxies for the election of the nominees listed below, nine of whom are presently directors of the Company. If any nominee should become unavailable to serve as a director for any reason (which is not anticipated), the persons named as proxies reserve full discretion to vote for such other person or persons as may be nominated.

     The names of the nominees for directors, together with certain information regarding them, are as follows:

                                                                                                  DIRECTOR
NAME                     AGE          POSITION                                                      SINCE
----                     ----         --------                                                     -------
Chris H. Horgen          51           Chairman of the Board                                         1976
Michael J. Mruz          52           Chief Executive Officer, President, Chief Operating
                                        Officer and Director                                        1994
Roy J. Nichols           59           Senior Vice President and Vice Chairman                       1976
Patsy L. Hattox          48           Chief Administrative Officer, Corporate Vice President,
                                      Secretary and Director                                        1980
Roger P. Heinisch        59           Director                                                      1984
John R. Wynn             53           Director                                                      1985
William E. Odom          65           Director                                                      1991
James R. Thompson, Jr.   61           Director                                                      1992
Phil E. DePoy            62           Director                                                      1994
Thomas L. Patterson      55           President of Nichols TXEN Corporation and Director            1997(1)
Daniel W. McGlaughlin    58           Director Nominee                                                 -
David Friend             49           Director Nominee                                                 -

----------------

(1)  Mr.  Patterson   was   elected  to  the  Board  of  Directors  by  the
     shareholders on January 9, 1997, and served as a director until he resigned from the Board on August 12, 1997. As part of the acquisition of 19.9% of the capital stock of TXEN, Inc., in 1994, the Company's Board of Directors agreed to consider the nomination of Mr. Patterson as a director.

     Chris H. Horgen, Roy J. Nichols, and Patsy L. Hattox are employed by the Company in the positions set forth above, and have been employed by the Company for more than five years. Chris H. Horgen served as the Company's Chief Executive Officer and Chairman of the Board during all of the fiscal year ended August 31, 1997.

     Michael J. Mruz became President of the Company in August 1994, its Chief Operating Officer and a Director on September 1, 1994, and its Chief Executive Officer on September 1, 1997. From 1989 to 1994, Mr. Mruz served as Executive Vice President, Chief Financial and Administrative Officer, and a member of the Board of Directors of BDM International, Inc. ("BDM"), a defense contractor. While at BDM, Mr. Mruz held the positions of Corporate Vice President from 1988 to 1989, Vice President/General Manager of BDM's Huntsville Technology Center from 1983 to 1988, Vice President, Systems Design and Analysis from 1979 to 1983, and various management and technical positions from 1974 to 1979. Mr. Mruz served in the U.S. Air Force from 1968 through 1974 in research and development assignments involving communications systems. Mr. Mruz holds a bachelors degree in Mathematics from Villanova University, and a masters degree in Systems Analysis from the Air Force Institute of Technology.

     Dr. Heinisch is Vice President, Engineering with Alliant Techsystems, Inc., a defense contractor. He was employed by Honeywell, Inc., a defense contractor, from 1968 to 1990. While at Honeywell, Dr. Heinisch held the positions of Vice President of Manufacturing and Materials Operations of the Defense Systems Group from 1989 to 1990, Vice President and Deputy, Science and Technology from 1988 to 1989, Vice President of Flight Systems Operations from 1985 to 1988, and Vice President for Honeywell's System and Research Center from 1982 to 1985. Dr. Heinisch holds bachelors and masters degrees in Nuclear Engineering from Marquette University and a doctorate degree in Engineering from Purdue University.

     Mr. Wynn is a practicing attorney in Huntsville, Alabama, and has been a member of the law firm of Lanier Ford Shaver & Payne, P.C., and its predecessors since 1970. The firm has served as general counsel to the Company since 1983.

     Lt. Gen. (Ret.) Odom is Director of National Security Studies for Hudson Institute, a nonprofit organization which analyzes, evaluates, and formulates foreign, military, and domestic policy, since 1988. He also serves as an adjunct professor at Yale University. In 1988, General Odom retired from the Army after 34 years of service. At the time of his retirement, General Odom was Director of the National Security Agency and Chief, Central Security Service, at Fort George Meade, Maryland. As Director of the National Security Agency from 1985 to 1988, General Odom was responsible for the agency's work in signal intelligence and communications security, and was the principal signal intelligence advisor to the Secretary of Defense, the Director of Central Intelligence, and the Joint Chiefs of Staff. General Odom received a bachelors degree in Engineering from the United States Military Academy. He also holds masters and doctorate degrees in Political Science from Columbia University.

     Mr. Thompson has been Executive Vice President of Orbital Sciences Corporation, a space technology company, since 1991. From 1989 to 1991, he served as Deputy Administrator for the National Aeronautics and Space Administration (NASA). From 1986 to 1989, he served as the Director of NASA's Marshall Space Flight Center. From 1983 to 1986, he was the Deputy Director for Technical Operations for Princeton Applied Physics Laboratory. Mr. Thompson holds a bachelors degree in Aeronautical Engineering from Georgia Institute of Technology and a masters degree in Mechanical Engineering from the University of Florida.

     Dr. DePoy has served as President of the National Opinion Research Center ("NORC"), a non-profit corporation engaged in survey research for the public interest and affiliated with the University of Chicago, since 1992. From 1985 to 1992, Dr. DePoy served as Distinguished Senior Fellow and President and Chief Executive Officer (CEO) of the Center for Naval Analyses (CNA) located in Alexandria, Virginia. CNA's research efforts include operations analysis, systems analysis, and systems engineering efforts for the Navy and other government agencies. He served in a variety of capacities at CNA from 1959 through 1991, beginning as an analyst and field representative. He became CNA's President and CEO in 1995. Dr. DePoy received his bachelors degree in Chemical Engineering from Purdue University, his masters degree in Nuclear Engineering from Massachusetts Institute of Technology, and his doctorate degree in Chemical Engineering from Stanford University.

     Mr. Patterson is President of Nichols TXEN Corporation, a wholly-owned subsidiary of Nichols Research Corporation. He has been active in the healthcare, managed care, and insurance markets since 1980. Mr. Patterson was co-founder and President of TXEN, Inc., an information technology company for managed care operations, from 1989 to 1997. From 1980 to 1989, he was President of SEAKO, Inc., an information technology company for practice management and managed care systems. Prior to founding SEAKO, Inc., in 1980, he was an engineer for the U.S. Navy Department and in sales and marketing for Electronic Associates, Inc., Hewlett Packard, and Modular Computer Systems, Inc. Mr. Patterson holds a bachelors degree in mechanical engineering and a masters degree in engineering mechanics from the University of Alabama.

     Dr. McGlaughlin is President and Chief Executive Officer of Equifax, Inc., an information services provider. He served as President and Chief Operating Officer of Equifax from 1993 to 1996. He was elected to the
Equifax Board of Directors in 1990. Prior to joining Equifax, Dr. McGlaughlin was Vice President of General Electric Corporation (GE) and President of Calma, a technology-based subsidiary of GE, from 1984 to 1989. He joined GE in 1983 and served as Vice President of Corporate Information Systems, with responsibility for negotiating computer product and software purchases for GE and managing the corporate technical staff. Before joining GE, Dr. McGlaughlin was employed for 24 years with International Business Machines Corporation (IBM). He held numerous managerial positions at IBM, including Vice President - Manufacturing and Engineering, and Vice President - Marketing of the office products division. Dr. McGlaughlin received a bachelors degree in Mechanical Engineering from the University of Cincinnati and a doctorate degree in Electrical Engineering from Case-Western Reserve University in Cleveland.

     Mr. Friend is the Chairman and Chief Executive Officer of FaxNet Corporation, a telecommunications company specializing in enhanced facsimile services. Prior to founding FaxNet in 1995, Mr. Friend was the Chairman and co-founder of Pilot Software, Inc., a software company which pioneered the commercial marketplace for executive information systems
(EIS) and multi-dimensional databases. Before founding Pilot Software, Inc., in June of 1983, Mr. Friend was Chairman and founder of Computer Pictures Corporation, one of the first microcomputer software companies to pioneer the use of integrated data and graphics for business analysis. Prior to founding Computer Pictures, he was President of ARP Instruments, an audio hardware manufacturer.

     Mr. Horgen serves as a director of SouthTrust Bank of Alabama, N.A. Mr. Nichols serves as a director of Adtran, Inc. Mr. Thompson serves as a director of Orbital Sciences Corporation and Spacehab, Inc. Dr. Heinisch serves as a director of Nonvolatile Electronics, Inc. Dr. McGlaughlin serves as a director of Equifax, Inc., Choice Print, Inc., American Business Products, Inc., and Tool Systems, Inc.

                        BOARD COMMITTEES AND ATTENDANCE

     Under a policy adopted by the Board of Directors, each of the Audit, Stock Option and Compensation Committees of the Board of Directors must be composed of at least two (2) outside directors who rotate off the Committee every three (3) years. Robert W. Hager, Mr. Wynn, Dr. Heinisch, General Odom and Mr. Thompson served as members of the Audit Committee from September 1, 1996, through January 9, 1997. From January 10, 1997, through August 31, 1997, Mr. Wynn, Dr. DePoy and General Odom served as members of the Audit Committee of the Board of Directors. The Audit Committee reviews the services provided by the Company's independent accountants. During the fiscal year ended August 31, 1997, the Audit Committee held three (3) meetings, and all committee members were present except Mr. Thompson, who was absent at one meeting. From September 1, 1996, through January 9, 1997, Dr. Heinisch, Mr. Wynn and General Odom served as members of the Executive Officer Compensation Committee of the Board of Directors. Dr.Heinsch, General Odom and Mr. Thompson served as members of that committee from January 10, 1997, through August 31, 1997. The Executive Officer Compensation Committee recommends to the Company's Board of Directors the salary and cash bonus for the Company's Chief Executive Officer and the President and Chief Operating Officer. During the fiscal year ended August 31, 1997, the Executive Officer Compensation Committee held two (2) meetings, and all committee members were present. From September 1, 1996, through January 9, 1997, Messrs. Mruz and Nichols served as members of the Stock Option Committee of the Board of Directors. From January 10, 1997, through August 31, 1997, Mr. Thompson and Dr. DePoy served as Members of the Stock Option Committee. The Stock Option Committee administers the Company's 1989 Incentive Stock Option Plan, the Company's 1988 Employees' Stock Purchase Plan, the Company's 1991 Stock Option Plan and the Company's Non-Employee Officer and Director Stock Option Plan. During the fiscal year ended August 31, 1997, the Stock Option Committee held no meetings, but took action by unanimous written consent on eleven (11) occasions. During the fiscal year ended August 31, 1997, Messrs. Horgen, Mruz, Nichols and Wynn served as members of the Executive Committee of the Board of Directors. The Executive Committee takes action on behalf of the Board of Directors when it is inconvenient or impossible for the entire Board of Directors to meet. During the fiscal year August 31, 1997, the Executive Committee held one (1) meeting, and all committee members were present.

     During the fiscal year ended August 31, 1997, Dr. Heinisch, Mr. Wynn and Dr. DePoy served as members of the Nominating Committee. The Nominating Committee reviews and recommends the selection of candidates to the Board of Directors. The Nominating Committee does not consider Board nominees recommended by shareholders. During the fiscal year ended August 31, 1997, the Nominating Committee held one (1) meeting, and all members were present.

     The Board of Directors is responsible for suitable oversight of the Company's performance, integrity, and compliance with strategic objectives. As a part of this responsibility, the directors provide an annual written evaluation of the performance of the Company's Chairman and Chief Executive Officer and President. Additionally, the Board performs an annual, written self-evaluation of its own performance with respect to its responsibilities. Under a policy adopted by the Board of Directors, the membership of the Board will consist of a majority of outside directors, and each outside Board member will serve on at least one committee. In addition, the policy requires after one year of service, each director must own 2,000 shares of Common Stock to qualify for continued participation and requires mandatory retirement of directors at age 70 years.

     During the fiscal year ended August 31, 1997, the Board of Directors held five (5) meetings, and all directors were present at such meetings with the exception of Robert W. Hager who was not present at one meeting and Mr. Thompson and Mr. Patterson who were not present at one meeting by teleconference. The Board of Directors also adopted action by unanimous written consent of all directors on thirteen (13) occasions during the fiscal year ended August 31, 1997.

                      EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following table summarizes for the last three completed fiscal years the compensation of Chris H. Horgen, who served as Chief Executive Officer of the Company during the last fiscal year, and the four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 for the year ended August 31, 1997 (the "Named Executive Officers").

                                                    SUMMARY COMPENSATION TABLE
                                                    --------------------------
                                            ANNUAL COMPENSATION                          LONG-TERM COMPENSATION
                              ------------------------------------------------        ----------------------------

                                                                     OTHER        RESTRICTED  SHARES OF STOCK
       NAME AND                                                      ANNUAL          STOCK       UNDERLYING      ALL OTHER
  PRINCIPAL POSITION             YEAR       SALARY      BONUS     COMPENSATION      AWARDS    OPTIONS AWARDED   COMPENSATION
  ------------------             ----       ------      -----     ------------    ----------  ---------------   ------------
                                             (1)                      (2)                                           (3)

Chris H. Horgen, Chairman        1997      $243,689    $109,000            -          N/A           N/A           $12,874
 of the Board and Chief          1996       227,300     115,000            -          N/A         105,000          13,673
 Executive Officer               1995       217,053      90,000            -          N/A           N/A            15,534

Michael J. Mruz(4),              1997       221,550     109,000            -          N/A           N/A            12,793
President, Chief Operating       1996       221,069     115,000    $44,105(5)         N/A           N/A            13,144
  Officer and Director           1995       210,740      98,000     88,375(6)         (7)           N/A            14,960

James C. Moule, President        1997       183,590      60,000            -          N/A           N/A            12,771
  Nichols Federal Business       1996       158,946      60,000            -          N/A           9,000          14,246
  Unit                           1995       136,723      30,500            -          N/A           9,000          15,184

Michael W. Solley, President     1997       150,940      60,000            -          N/A           N/A            12,734
  Nichols InfoFed Businesss      1996       125,695      90,000            -          N/A          18,000          13,382
  Unit                           1995       110,045      28,750            -          N/A          15,003          13,080

James M. Coward, Corporate       1997      141,828      44,000             -          N/A           N/A            12,906
  Vice President, Marketing      1996      127,471      55,000             -          N/A          12,000          13,950
                                 1995      123,897      24,000             -          N/A           3,000          14,583

__________________
(1) Includes the following amounts deferred by the Named Executive Officers under the Company's 401(k) Profit Sharing Plan:

                          FISCAL YEAR ENDED AUGUST 31
                         ----------------------------

     Name                       1995             1996             1997
     ----                       ----             ----             ----

Chris H. Horgen               $11,079          $10,583          $ 9,500
Michael J. Mruz                10,524            9,500            9,500
James C. Moule                  6,608            8,758           12,333
Michael W. Solley               2,773            4,341            4,220
James M. Coward                 5,857            7,301           13,393

     Also includes the following amounts deferred by the Named Executive Officers under the Company's Cafeteria Plan:

                          FISCAL YEAR ENDED AUGUST 31
                          ---------------------------

   Name                         1995             1996             1997
   ----                         ----             ----             ----
Chris H. Horgen               $1,776            $1,164           $1,317
Michael J. Mruz                1,187             1,018              992
James C. Moule                 1,803             1,458            2,627
Michael W. Solley                445             1,237            1,273
James M. Coward                2,516             2,227            2,539

(2) "Other Annual Compensation" for each of the named executives does not include the value of certain perquisites or other personal benefits, if any, furnished by the Company to the Named Executive Officers (or for which it reimburses the Named Executive Officers), unless the value of such benefits in total exceeds the lesser of $50,000 or 10% of the total annual salary and bonus reported in the above table for any Named Executive Officer.

(3) "All Other Compensation" is composed of Company contributions (matching and profit sharing) to the Company's 401(k) Profit Sharing Plan and forfeiture allocations under that retirement plan in fiscal years ended August 31, 1995, 1996 and 1997 for the benefit of the Named Executive Officers.

(4) On August 16, 1994, Mr. Mruz commenced employment with the Company as President. Mr. Mruz became the Company's Chief Operating Officer and a director on September 1, 1994, and became the Company's Chief Executive Officer on September 1, 1997.

(5) Moving expenses associated with Mr. Mruz's relocation to Huntsville, Alabama.

(6) Pursuant to his employment with the Company, on September 1, 1994, the Company granted Mr. Mruz an option to purchase 70,000 shares of restricted Common Stock for 90% of the fair market value of the Common Stock as reported on the Nasdaq National Market on the date of purchase. On September 1, 1994, Mr. Mruz exercised that option. On that date, the fair market value of the shares purchased was $11.50 per share. Therefore, $80,500 of the amount reported in the table is the dollar value of the difference between the $724,500 price paid by Mr. Mruz for the 70,000 shares of restricted Common Stock and the $805,000 fair market value of those shares on the purchase date. Also included in the table is $7,875 paid by the Company for nine months of full family COBRA health insurance premiums.

(7) On August 31, 1997, Mr. Mruz held the 105,000 shares (the 70,000 shares after the adjustment for the Company's most recent 3-for-2 stock split) of restricted Common Stock he acquired in the transaction described in footnote (6) above. On that date, the fair market value of those shares was $2,677,500, or $25.50 per share, as reported on Nasdaq.

STOCK OPTION GRANTS, EXERCISES AND FISCAL YEAR END VALUES
---------------------------------------------------------

     The Company from time to time awards stock options to executive officers and other key employees pursuant to two stock option plans approved by the shareholders of the Company. Commencing January 9, 1997, members of the Stock Option Committee, which administers those two plans, are eligible to receive options under those plans.

     No stock options were granted during the last fiscal year to the Named Executive Officers.

     The following table sets forth certain information concerning exercises of options during the last fiscal year by the Named Executive Officers and the values as of August 31, 1997, of the unexercised stock options held by the Named Executive Officers who are eligible to receive options under the Company's two stock option plans:

                    AGGREGATED FISCAL YEAR OPTION EXERCISES AND STOCK OPTION VALUES AT AUGUST 31, 1997

                                              NUMBER OF SHARES UNDERLYING            VALUE OF UNEXERCISED IN-THE-MONEY
                                         UNEXERCISED OPTIONS AT FISCAL YEAR END       OPTIONS AT FISCAL YEAR END(2)
                                         --------------------------------------      ---------------------------------

                     NUMBER OF
                     SHARES ACQUIRED    VALUE
      NAME           ON EXERCISE       REALIZED      EXERCISABLE   UNEXERCISABLE    EXCERCISABLE      UNEXERCISABLE
      ____           ---------------   --------      -----------   -------------    ------------      -------------
                                          (1)
Chris H. Horgen         35,000         $481,250         35,000        35,000         $  472,500         $  472,500
Michael J. Mruz            N/A            N/A           56,250        93,750          1,059,187          1,765,313
James C. Moule           4,779           62,623          5,536        15,501             83,338            123,728
Michael W. Solley          750           10,245         13,523        29,753            226,593            368,974
James M. Coward          5,251           67,976          3,536        14,501             57,018            155,088

-----------------

(1) Values realized are calculated by subtracting the exercise price from the closing market price of the Common Stock as of the exercise date(s).

(2) Values are calculated by subtracting the exercise price from the $25.50 per share closing market price of the Common Stock on August 31, 1997, as quoted on the Nasdaq National Market.

COMPENSATION OF DIRECTORS
-------------------------

     In the fiscal year ended August 31, 1997, directors of the Company, other than those who also served as officers of the Company, received an annual director's fee of $10,000 for attendance at regular Board meetings, $1,200 for each special meeting of the Board that they attended and reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings. No fee was paid for attendance at committee meetings during the fiscal year, except that a $500 fee was paid to those members who attended one committee meeting held in August, 1997.

     In addition to the annual director's fee, non-employee directors of the Company are eligible to receive option grants under the Company's Non-Employee Officer and Director Stock Option Plan (the "Non-Employee Plan"). The Company adopted and the shareholders approved the Non-Employee Plan effective August 29, 1988. The Non-Employee Plan is administered by the Stock Option Committee of the Board of Directors.

     The Non-Employee Plan covers 109,999 shares of the Company's Common Stock. Officers and directors who are neither contractual nor common law employees of the Company or any of its subsidiaries are eligible to participate in the Non-Employee Plan. The Stock Option Committee determines the non-employee officers and directors of the Company who are granted options and the number of shares subject to each such option. Options may be granted to purchase shares at 100% of the fair market value of the shares on the date of grant. No non-employee officer or director may be granted options to purchase in excess of 35% of the total number of shares authorized for grant under the Non-Employee Plan. The options are exercisable immediately after the date of grant and expire five years after the date of grant. Options are nontransferable and may be exercised only while the optionee is serving as a non-employee officer or director of the Company or during various limited periods after death, retirement, or other termination of service. The Non-Employee Plan terminates on October 24, 2003; however, options outstanding at the date of expiration of the Non-Employee Plan may be exercised within the period provided in such options.

     During the fiscal year ended August 31, 1997, Dr. DePoy, Dr. Heinisch, General Odom, Mr. Thompson, and Mr. Wynn were each granted an option to purchase 1,000 shares of Common Stock at an average per share exercise price of $24.25.

EMPLOYMENT  CONTRACTS,  TERMINATION  OF  EMPLOYMENT  AND  CHANGE-IN-CONTROL
ARRANGEMENTS
---------------------------------------------------------------------------

     On June 6, 1994, the Company entered into an Employment Agreement (the "Agreement") with Michael J. Mruz to serve as President and Chief Operating Officer of the Company. The Agreement was amended on September 1, 1997, to state that Mr. Mruz is employed as the Chief Executive Officer and President of the Company. The Agreement automatically renews on a year-to-year basis. The Agreement provides that Mr. Mruz will be paid an annual salary of $210,000, subject to increases as authorized by the Company. He may be awarded discretionary performance bonuses. Pursuant to the Agreement, on the date of his employment, the Company granted Mr. Mruz incentive stock options to purchase 45,000 shares (after giving effect to the Company's most recent 3-for-2 stock split) of Common Stock and non-statutory stock options to purchase 105,000 shares (after giving effect to the Company's most recent 3-for-2 stock split) of Common Stock, both options having exercise prices equal to the fair market value of the Common Stock on the date of grant. These options were granted under the 1991 Stock Option Plan and are subject to all the terms of that Plan. Also, pursuant to the Agreement, on September 1, 1994, the Company granted Mr. Mruz an option to purchase up to 70,000 shares of Common Stock for 90% of the fair market value of the Common Stock on the date the option is exercised. On September 1, 1994, Mr. Mruz exercised that option. SEE footnote (6) to the Summary Compensation Table above. The shares purchased by Mr. Mruz on exercise of this option are restricted and may not be sold by Mr. Mruz without compliance with applicable securities laws and a right of first refusal in favor of the Company which commences two years after the date on which the stock was purchased. The employment of Mr. Mruz will terminate upon his death or disability, upon 60 days' prior written notice by either party, or for good cause. If Mr. Mruz is terminated by the Company on 60 days' prior written notice within five years of his employment date, he will be paid, as additional compensation, six months' salary from the date of termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
---------------------------------------------------------------------------

     The compensation of Mr. Horgen and Mr. Mruz is determined by the Executive Officer Compensation Committee of the Company's Board of Directors. From September 1, 1996, through January 9, 1997, Dr. Heinsch, Mr. Wynn and General Odom served as members of the Executive Officer Com-pensation Committee of the Board of Directors. Dr. Heinsch, General Odom served as members of the Executive Officer Compensation Committee of the Board of Directors. Dr. Heinsch, General Odom and Mr. Thompson served as members of that committee from January 10, 1997, through August 31, 1997. Mr. Wynn, a director of the Company, i s a member-shareholder in the Huntsville, Alabama, law firm of Lanier Ford Shaver & Payne P.C., which serves as general counsel to the Company. Responsibility for determination of the compensation of all other executive officers was delegated to Mr. Horgen and Mr. Mruz by the Board.

     The Stock Option Committee, which administers the Company's two stock option plans and the Non-Employee Officer and Director Stock Option Plan is appointed by the Board of Directors. From September 1, 1996, through January 9, 1997, Messrs. Mruz and Nichols served as members of the Stock Option Committee of the Board of Directors. From January 10, 1997, through August 31, 1997, Mr. Thompson and Dr. DePoy served as members of the Stock Option Committee. The Stock Option Committee may award both incentive stock options and non-statutory stock options to non-employee directors, executive officers, and other key employees. During the fiscal year ended August 31, 1997, the Stock Option Committee awarded a total of 242,900 stock options, 8,320 of which were awarded to executive officers and 5,000 of which were awarded to five (5) non-employee directors.

     During the year ended August 31, 1997, none of the executive officers of the Company served as a director or member of the compensation committee (or board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company or as a member of the Company's Executive Officer Compensation Committee.

EXECUTIVE OFFICER COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
-------------------------------------------------------------------------

     Compensation of the executive officers consists principally of a regular monthly salary, an annual bonus and stock options. The regular monthly salary for the executive officers is generally established at the beginning of each fiscal year. Each executive officer may be eligible for a bonus award at the end of each fiscal year.

     The compensation of Mr. Horgen and Mr. Mruz is determined by the Executive Officer Compensation Committee (the "Compensation Committee"). Responsibility for determination of the compensation of other executive officers was delegated to Mr. Horgen and Mr. Mruz by the Board.

     In establishing the compensation of Mr. Horgen and Mr. Mruz for the fiscal year that began September 1, 1996, the Compensation Committee considered, among other matters, the regular monthly salary and bonuses paid to Mr. Horgen and Mr. Mruz during the previous fiscal year, the rate of inflation, raises given to other employees of the Company, performance evaluations, the total compensation paid other employees of the Company, the compensation ranges for other executive officers of ten (10) comparable companies, and the financial performance of the Company. Although the above factors were considered by the Compensation Committee, there was no quantitative weight assigned to any of the factors considered and the decision regarding regular monthly salary and bonus compensation was subjective.

     The factors considered by Mr. Horgen and Mr. Mruz in determining the compensation of other executive officers include the executive's overall contribution to the Company, his or her level of experience, comparable salaries within the industry, salaries paid other executives of the Company, evaluations of the executive and the Company's performance. No quantitative weight is assigned to the various factors considered by Mr. Horgen and Mr. Mruz, and the decision regarding regular monthly salary and bonus compensation is subjective.

     The Stock Option Committee of the Board may award both incentive stock options and non-statutory stock options to the executive officers. During the fiscal year ended August 31, 1997, the Stock Option Committee awarded a total of 242,900 stock options, of which 8,320 shares were awarded to the executive officers. The Stock Option Committee, in awarding stock options, considers primarily the executive's contribution to the success of the Company. This is a subjective determination.

EXECUTIVE OFFICER
COMPENSATION COMMITTEE  STOCK OPTION COMMITTEE
----------------------  ----------------------

Roger P. Heinisch       Michael J. Mruz          Chris H. Horgen, Chairman
John R. Wynn            Roy J. NIchols               of the Board and Chief
William E. Odom         Phil E. DePoy                Executive Officer
                        James R. Thompson, Jr.   Michael J. Mruz, President/
                                                     COO

PERFORMANCE GRAPH
-----------------

     The Company has changed from using a peer group of companies to using the Standard & Poor's Software and Services industry index in order to reflect a larger group of service industries. The peer group in the immed-iately preceding year consisted of companies whose business was primarily information technology.

     The following graph sets forth a comparison of the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Software and Services industry index for the five year period ended August 31, 1996.

                     COMPARATIVE OF FIVE-YEAR TOTAL RETURNS
        NICHOLS RESEARCH CORPORATION, S&P 500, S&P SOFTWARE AND SERVICES
                     (PERFORMANCE RESULTS THROUGH 8/31/97)


MEASUREMENT PERIOD (FISCAL                    S&P 500     S&P SOFTWARE
YEAR ENDED AUGUST 31)            NRES          INDEX      AND SERVICES
----------------------------     ----         -------     ------------

Measurement Pt - 8/31/92        $100.00       $100.00       $100.00
1993                            $ 84.00       $114.00       $138.00
1994                            $ 81.00       $122.00       $177.00
1995                            $124.00       $147.00       $259.00
1996                            $217.00       $179.00       $334.00
1997                            $257.00       $251.00       $607.00

     The following graph sets forth a comparison of the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index and a peer group of companies for the five year period ended August 31, 1996.

                   COMPARATIVE OF FIVE-YEAR TOTAL RETURNS
             NICHOLS RESEARCH CORPORATION, S&P 500, PEER GROUP
                   (PERFORMANCE RESULTS THROUGH 8/31/97)


MEASUREMENT PERIOD (FISCAL                    S&P 500
YEAR ENDED AUGUST 31)            NRES          INDEX      PEER GROUP
--------------------------       ----         -------     ----------

Measurement Pt - 8/31/92        $100.00       $100.00       $100.00
1993                            $ 84.00       $114.00
1994                            $ 81.00       $122.00
1995                            $124.00       $147.00
1996                            $217.00       $179.00
1997                            $257.00       $251.00

     The Companies included in the peer group for the year ended August 31, 1997, and shown in the following graph are:

                        American Management Systems
                        BDM International, Inc.
                        BTG, Inc.
                        CACI International, Inc.
                        Computer Horizons Corporation
                        Computer Management Sciences, Inc.
                        GRC International, Inc.
                        Keane, Inc.
                        Logicon, Inc.
                        Titan Corporation

     Total shareholder return was determined by adding (a) the cumulative amount of dividends for a given year, assuming dividend reinvestment, and (b) the difference between the share price at the beginning and at the end of the year, the sum of which was then divided by the share price at the beginning of such year. The graph assumes $100 was invested on August 31, 1992, in the Company's Common Stock, in the Standard & Poor's 500 Stock Index companies, and in the Standard & Poor's Software and Services industry index companies or peer group of companies.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
               ----------------------------------------------
        The Company leases (pursuant to a lease which expires December  31,
2000) 17,850 square feet of office facilities in Huntsville, Alabama, at an annual rental of $133,875, or $7.50 per square foot, from High Tech Properties, a general partnership in which Roy J. Nichols and Chris H. Horgen each own a one-sixth interest. The Company leases (pursuant to a lease which expires August 31, 2000) another 40,000 square feet of office space in Huntsville, Alabama, at an annual rental of $420,000, or $10.50 per square foot, from Parkway Properties I, a general partnership in which
Roy J. Nichols and Chris H. Horgen each  own a  one-fourth  interest.    In
addition, the Company leases (pursuant to a lease which expires on February 28, 2002) another 40,899 square feet of office space in Huntsville, Alabama, at an annual rental of $429,440, or $10.50 per square foot, from Parkway Properties II, a general partnership in which Roy J. Nichols and
Chris H. Horgen each own a one-fifth  interest.   In  the  opinion  of  the
disinterested members of the Board of Directors, the rental payments under these leases are on terms no less favorable to the Company than those
available  from  unrelated  third  parties.   Additionally,  the  Board  of
Directors has  adopted  a  resolution  providing  that the Company will not
enter into leases or other transactions   with  officers,  directors, prin-
cipal shareholders  or   their  affiliates  unless  the  transactions  have
been approved by a majority of disinterested directors and are on terms no less favorable to the Company than those which could be obtained from unaffiliated parties. In fiscal year 1997, total lease payments to High Tech Properties were $133,875, total lease payments to Parkway Properties I were $420,000, and total lease payments to Parkway Properties II were $429,440.

     Before   August 31, 1997,  the   Company  owned  19.9%  of the capital
stock of TXEN, Inc., an information systems and services company in the managed healthcare industry. On August 31, 1997, the Company acquired the remaining 80.1% of the capital stock of TXEN, Inc., for $43.8 million. TXEN, Inc., was simultaneously merged into Nichols TXEN Corporation, a wholly-owned subsidiary of the Company. Chris H. Horgen, Chief Executive Officer and Chairman of the Board of the Company, owned a 4.5% interest in TXEN, Inc., which he sold to the Company as part of that transaction for approximately $2.7 million. Thomas L. Patterson, President of Nichols TXEN Corporation and a member of the Company's Board of Directors from January 9, 1997 through August 12, 1997, was the President and a director of TXEN, Inc., at the time of the transaction. He owned a 47% interest in TXEN, Inc., which he sold to the Company as part of that transaction for approximately $20 million in Common Stock and cash. In fiscal 1997, the Company performed software design and development services and other technical services for TXEN, Inc., for which it was paid $100,150.

     John R. Wynn, who is a director of the Company, is a member-shareholder in the Huntsville, Alabama law firm of Lanier Ford Shaver & Payne P.C., general counsel to the Company. Fees paid in fiscal year 1997 by the Company to the firm did not exceed 5% of the gross revenues of the firm for such year.

                           SECTION 16(A) BENEFICIAL
                        OWNERSHIP REPORTING COMPLIANCE
                        ------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC) and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms and any amendments thereto furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the one year period ended August 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, with the exception of a Form 5 that was filed late by Chris H. Horgen, Chief Executive Officer and Chairman of the Board, which reported one (1) transaction.

                                  PROPOSAL 2
                         NICHOLS RESEARCH CORPORATION
                            1997 STOCK OPTION PLAN
                         ----------------------------

DESCRIPTION OF PROPOSED PLAN
----------------------------

     At the Meeting, the shareholders will be asked to approve and adopt the Nichols Research Corporation 1997 Stock Option Plan ("1997 Plan"). The 1997 Plan has the unanimous approval of the Board of Directors of the Company ("Board"). The 1997 Plan was effective November 14, 1997, subject to shareholder approval.

     The Board believes that the 1997 Plan will encourage key employees to increase their productivity, will motivate them to excel on behalf of the Company, and will help the Company attract highly qualified employees. The 1997 Plan will serve not only to attract and retain outstanding employees, but also will enable these employees to acquire or increase their proprietary interest in the Company.

     The following description of the principal provisions of the 1997 Plan is intended solely as a summary, and is subject to, and qualified by, the full text of the 1997 Plan set forth in Exhibit A of this Proxy Statement.

The Board of Directors recommends a vote FOR Proposal 2.

PLAN FEATURES
-------------
     The 1997 Plan will be administered by a committee composed of either the entire Board of Directors or a committee of two or more non-employee directors who do not have a material financial relationship with the Company or any of its subsidiaries (the "Committee"). Persons serving on the 1997 Plan's Committee may receive option grants under the 1997 Plan.

     The 1997 Plan permits the Committee to grant both incentive stock options ("Incentive Options"), as defined by Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and options which do not qualify as Incentive Options ("Non-Statutory Options"). The Committee may not amend or adjust an Incentive Option in any manner that causes the Incentive Option to fail to continue to qualify as an Incentive Option.

     The stock subject to options are shares of the Company's autho-rized but unissued or reacquired one cent ($.01) par value common stock ("Common Stock"). Under the 1997 Plan, the Committee may, in its discretion, commit up to 1,300,000 shares of the Company's Common Stock (subject to adjustment in the event of stock dividends, stock splits, and stock consolidations of the Common Stock, or any other increase or decrease in the number of shares effected without receipt of consideration by the Company) to options. The closing sale price of the Common Stock on August 31, 1997, was $25.50 per share.

     Options may be granted pursuant to the 1997 Plan from November 14, 1997, through November 14, 2007, to key employees (including officers) of the Company and its subsidiaries. The Committee has the discretion to designate option recipients, and the number of options to be granted to each. No Incentive Option may be granted to an employee who, immedi-ately after such Incentive Option is granted, owns or has rights to stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless such Incentive Option is granted at a price which is at least 110% of the Fair Market Value (as defined below) of the stock subject to the Incentive Option, and such Incentive Option by its terms is not exercisable after the expiration of five (5) years from the date such Incentive Option is granted.

     A recipient of an Incentive Option will be required to pay for shares received pursuant to the exercise of an Incentive Option not less than 100% of the Fair Market Value (as defined below) of such shares on the date the Incentive Option is granted. A recipient of a Non-Statutory Option will be required to pay for shares received pursuant to the exercise of a Non-Statutory Option not less than the par value of the shares (not less than $.01 per share). Subject to the restrictions imposed by the 1997
Plan, the price of shares obtainable pursuant to the exercise of both Incentive Options and Non-Statutory Options will be established by the Committee in its sole discretion.

     The fair market value of optioned shares is the closing sale price of the Common Stock as reported on the Nasdaq National Market, or the mean between the highest and lowest per share sales price should the stock be listed on an exchange, on a given day, or if such stock is not traded on that day, then on the next preceding day on which such stock was traded ("Fair Market Value"). The aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by an option recipient during any calendar year (under all such plans of the Company and its subsidiaries) may not exceed $100,000. If any single employee should be granted an Incentive Option which, together with other applicable prior Incentive Option grants, exceeds such maximum, the Incentive Option will be treated as a Non-Statutory Option to the extent of such excess.

    No Non-Statutory Option is exercisable either in whole or in part prior to the earlier of (a) the date specified in the Non-Statutory Option, or
(b) six (6) months from the date the Non-Statutory Option is granted. During the option recipient's lifetime, the Non-Statutory Option shall be exercisable only by the option recipient or the option recipient's guardian or legal representative if one has been appointed, and shall not be assign-able or transferable other than by will or the laws of descent and distribution. No Non-Statutory Option is exercisable after the earlier of
(1) the date specified in the Non-Statutory Option, or (2) the expiration of ten (10) years from the date the Non-Statutory Option is granted.

     No Incentive Option is exercisable, either in whole or in part, prior to twenty-four (24) months from the date it is granted, and in no event is an Incentive Option exercisable after the expiration of five (5) years from the date it is granted. Up to one-third of the total shares granted under the Incentive Option may be purchased in each of the following installment periods, each beginning from the date the option is granted: (1) after twenty-four months; (2) after thirty-six months; and (3) after forty-eight months. Incentive Option recipients may accumulate installments not yet exercised, which may be exercised, in whole or in part, in any subsequent period but not later than five years from the date the option is granted. An Incentive Option is exercisable only by the option recipient and may not be assigned or transferred by the option recipient other than by will or the laws of descent and dis-tribution.

     The option recipient may pay the option price in cash, with existing shares of Common Stock, or a combination of the two. The option recipient must pay for shares received pursuant to an option exercise on or before the date of such exercise. Shares purchased on exercise with existing Common Stock may not be sold or otherwise transferred for one (1) year after such purchase.

     The proceeds from all payments pursuant to the exercise of options will be used for general corporate purposes. The Company and its subsidiaries will receive no cash or other payment upon the granting of options pursuant to the 1997 Plan.

     The Board of Directors may amend the 1997 Plan without shareholder approval, except with respect to (i) a change in the number of shares for which options may be granted under the 1997 Plan either in the aggregate or to any individual employee, (ii) a change in the provisions relating to the determination of employees to whom options may be granted, (iii) removal of the administration of the 1997 Plan from the Committee, or (iv) a decrease in the price at which Incentive Options may be granted.

     To be entitled to the tax advantages associated with Incentive Options, an option recipient must (1) not dispose of the stock within two years after the Incentive Option is granted and hold the stock itself for at least one year after such shares have been transferred to him following the consummation of his purchase, and (2) remain in the continuous employ of the Company, its subsidiaries, or both at all times from the date of the grant to the date three months prior to the date the
Incentive  Option  is  exercised.   Under  such circumstances, for  federal
income tax purposes, no income to the employee, and no deduction to the Company, will result from either the issuance or exercise of the Incentive Option, except that the difference between the exercise price and the Fair Market Value of the stock on the date of exercise constitutes a tax preference to the employee for purposes of the alternative minimum tax. When the stock is sold or exchanged, the amount by which the value of the stock at the time of its disposition exceeds the option price will, if such treatment is available under the Code, be treated as long-term capital gain. If, however, the stock is disposed of prior to the expiration of the required holding periods, the employee must treat the gain realized on the disposition as ordinary income, to the extent of the lesser of (a) the Fair Market Value of the option stock on the date of exercise minus the option price, or (b) the amount realized on disposition of the stock minus the option price. Amounts treated as ordinary income by the employee are deductible by the Company. Under current law, net long-term capital gain on sales or exchanges will be taxed to the employee at a 28% tax rate for stock held more than one (1) year and at a 20% tax rate for stock held more than eighteen (18) months.

     The taxation of Non-Statutory  Options  is  primarily governed by
Section 83 of the Code and the Treasury Regulations issued  thereunder.   No
income  to  the employee  and  no  deduction  to the Company will result
from the issuance of a Non-Statutory  Option.   Upon  exercise   of   the
Non-Statutory Option, the difference between the Fair Market Value of the stock and the exercise price is taxable as ordinary income. If the stock is subsequently sold, the basis for calculating gain or loss will be the price paid for the stock upon exercise plus the amount, if any, of taxable income realized upon exercise of the option. If the stock is sold after having been held for more than one (1) year after the exercise of the option, the amount realized will be subject to long-term capital gain or loss treatment. The Company is entitled to a tax deduction equal to the amount of ordinary income realized upon exercise of the Non-Statutory Option.

PLAN BENEFITS TO BE RECEIVED
----------------------------

     The amount of options received or to be received under the 1997 Plan by the Named Executive Officers, all other current executive officers, and all other employees who are not executive officers cannot be determined because option grants under the 1997 Plan are made in the sole discretion of the Committee.


                                 PROPOSAL 3
                INCREASE IN AUTHORIZED SHARES OF COMMON STOCK
                ---------------------------------------------

     On November 14, 1997, the Board of Directors unanimously approved and recommended that the shareholders consider and approve an amendment to Article IV of the Company's Certificate of Incorporation (the "Certificate") that would increase the number of authorized shares of the Company's Common Stock to 30,000,000 shares from 20,000,000 shares. The Board of Directors believes that it is in the best interests of the Company and its shareholders to amend the Certificate to give effect to the proposed amendment.

     The proposed amendment to Article IV of the Certificate of Incorporation is set forth below:

                                   CAPITAL

     The aggregate number of shares which the corporation is authorized to issue is 30,000,000 shares of $.01 par value voting common stock all of the same class and none preferred.

     As of November 3, 1997, there were 13,089,417 shares of Common Stock issued and outstanding. As of such date, 168,499 shares of Common Stock were held in treasury. Options covering approximately 1,146,149 shares of Common Stock have previously been granted but have not been exercised, and 1,083,764 additional shares of Common Stock have been reserved for future purchases under the Company's stock purchase plan and for future
option grants under the Company's stock option  plans.   This  leaves a
balance of 4,512,171 authorized shares of Common Stock available for future use as of November 3, 1997.

     The Board of Directors considers the proposed increase in the number of authorized shares of Common Stock desirable in order to give the Board the flexibility to issue Common Stock in connection with, among other things, stock dividends and splits, acquisitions of other companies, stock offerings and other financings, employee benefits, and for other general corporate purposes without the expense and delay incidental to obtaining shareholder approval of an amendment to the Certificate of Incorporation increasing the number of authorized shares at the time of such action, except as may be required for a particular issuance by
applicable  law.   The  Company  has  no  present plans, arrangements, or
understandings to issue additional shares of Common Stock as a result of a stock split, acquisition, offering, or otherwise.

     The Board of Directors recommends a vote FOR Proposal 3.


                                 PROPOSAL 4
                        NICHOLS RESEARCH CORPORATION
                            1997 STOCK BONUS PLAN
                        ----------------------------

DESCRIPTION OF PROPOSED PLAN
----------------------------

     On November 14, 1997, the Company's Board of Directors approved, subject to the approval of the Plan by stockholders at the Company's Annual Shareholders' Meeting, the Nichols Research Corporation 1997 Stock Bonus Plan (the "Plan") which provides for the awarding of a bonus in the form of shares of Common Stock (the "Common Stock") to executive officers of the Company.

     The purpose of the Plan is to advance the interests of the Company by encouraging and enabling the acquisition of a larger personal financial interest in the Company by those executive officers upon whose judgment and efforts the Company is largely dependent for
the successful conduct of its operations.   It  is  also  a  purpose  of the
Plan to assist  the  Company  in retaining its executive officers.

     The following is a brief summary of the terms  of  the  Plan.   This
summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this Proxy Statement as Exhibit B.

     The Board of Directors recommends a vote FOR Proposal 4.

PLAN FEATURES
-------------

     The  aggregate  number  of  shares of Common Stock reserved and
authorized  for issuance under the Plan is 150,000.   If  any  distribution
of Common Stock is forfeited or cancelled for any reason, the forfeited or cancelled shares of Common Stock shall be available for future awards under the Plan. The Board of Directors may not increase the amount of shares during the term of the Plan without stockholder approval.

     The aggregate number of shares reserved for issuance under the Plan are subject to adjustment to reflect certain subsequent Common Stock changes including a stock dividend, stock split, recapitalization, combination of
shares, merger or consolidation.   The  Board  of  Directors  is  authorized
to make equitable adjustments to such amounts in the event that there is any change in the number or kind of outstanding shares of Common Stock.

     The Plan will be administered by a committee composed of either the entire Board of Directors or a committee of two or more non-employee directors who do not have a material financial relationship with the
Company  or  any of its subsidiaries  (the  "Committee").   Employee
directors serving on the Committee may receive bonus awards under the Plan. Subject to the terms of the Plan, the Committee has complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations
relating   to   it  and  to  make  all  other determinations necessary or
advisable for the administration of the Plan.

     Only executive officers employed full-time by the Company during the fiscal year are eligible to receive an award under the Plan. As of August 31, 1997, there were ten (10) executive officers who would be eligible to participate in the Plan.

     The Committee shall, in its sole  discretion,  determine  the  bonus
which  an executive  officer  may  receive  in  Common  Stock.   Because any
Common Stock awarded under the Plan is a bonus, no payment is required from the recipient. At the close of trading on August 31, 1997, the closing sale price of the Common Stock reported on the Nasdaq National Market was $25.50 per share.

     Awards granted under  the  Plan  are distributable at such time or
times as the Committee, in its sole discretion,  determines.   In  order  to
be eligible to receive a stock bonus, the executive officer must be employed by the Company or any of its subsidiaries on the date of the distribution. If the executive officer is not employed then, the bonus shall be forfeited.

     The Board of Directors may amend or modify any part of the Plan without stockholder approval except for increasing the number of shares authorized for issuance under the Plan.

     The Company will be able to deduct as a compensation expense the amount of all bonuses paid in a fiscal year. The amount of deduction will be equal to the fair market value of all the Common Stock awarded as of the date of the award. Section 162(m) of the Code permits a public corporation to deduct compensation paid to an executive over $1,000,000 if such compensation is paid after the executive meets certain
performance-based goals and  criteria.   The  Plan does not  contain  any
performance-based goals or criteria that must be met by an executive to receive an award under the Plan, and the Company would not be entitled to a deduction under Section 162(m) of the Code if a bonus award to any executive officer exceeds $1,000,000.

     The following is a brief summary of the principal U.S. federal tax implications of awards under the Plan. This summary is not intended to be exhaustive and does not describe state, local or foreign tax laws.

     Under present federal income tax law and regulations, the recipient will recognize ordinary income when the Common Stock is actually
distributed.   The amount of ordinary  income  equals the fair market value of the Common Stock on the date of distribution. The amount of income that is taxable to a recipient upon the distribution of an award will be subject to applicable withholding of a federal, state, and local income taxes and social security taxes. The Company will be entitled to an equal tax deduction in the fiscal year of distribution.

     The federal income tax basis in any shares acquired by a recipient through an award of a stock bonus will be the fair market value of such
shares on the date of  distribution.   Upon  subsequent disposition of such
shares, the difference between the sales price and the fair market value of shares on the date of distribution is taxable as long-term or short-term capital gain or loss depending upon the length of time the shares are held after the date of distribution.

     There is no present intention to register the shares covered by the Plan under the Securities Act of 1933 (the "1933 Act"). Without registration, all sales of Common Stock acquired under the Plan will require compliance with an exemption under the 1933 Act. The recipients could comply with Rule 144 for such an exemption, which provides, among other things, for a one-year holding period from the date of receipt of the stock bonus.

PLAN BENEFITS TO BE RECEIVED
----------------------------

     The size of future bonus awards, if any, to executive officers of the Company under the Plan is not determinable as of the date of this Proxy Statement because of the discretionary nature of such awards.


                                 PROPOSAL 5
        RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
        -------------------------------------------------------------
   The Board of Directors of the Company has appointed Ernst & Young LLP, as the Company's independent public accountants to audit the financial statements of the Company for the current fiscal year ending August 31, 1998, and to perform other appropriate accounting services. Such appointment will be presented to the shareholders for ratification at the Meeting. If the shareholders do not ratify the appointment, the selection of another firm will be considered by the Board. A representative of Ernst & Young LLP, is expected to be present at the Meeting to respond to questions from shareholders and will be given the opportunity to make a statement if he so desires.

     The Board of Directors recommends a vote FOR Proposal 5.


                 DATE FOR RECEIPT OF SHAREHOLDERS' PROPOSALS
                 -------------------------------------------

     Proposals of shareholders intended to be presented at the next Annual Meeting must be received by the Company for inclusion in its 1998 Proxy Materials no later than August 10, 1998.

                                    OTHER
                                    -----

     Management does not know of any other matters to be presented at the Meeting for action by shareholders. However, if any other matters are properly brought before the Meeting or any adjournment thereof, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders with respect to such matter.

UPON WRITTEN REQUEST OF ANY SHAREHOLDER TO PATSY L. HATTOX, SECRETARY, NICHOLS RESEARCH CORPORATION, P.O. BOX 400002, HUNTSVILLE, ALABAMA 35815-1502, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION.

                                 By order of the Board of Directors,



                                 Patsy L. Hattox
                                 Secretary

DATED:  December 8, 1997

                             EXHIBIT A

                   NICHOLS RESEARCH CORPORATION
                      1997 STOCK OPTION PLAN


1.   PURPOSE

     The 1997 Stock Option Plan ("Plan") of Nichols Research Corporation ("Corporation") is intended as an incentive for key employees which will foster increased productivity, encourage them to remain in the employ of the Corporation, and enable them to acquire or increase their proprietary interest in the Corporation. At the discretion of the Committee, as defined below, options issued pursuant to this Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Options"), or options which are not Incentive Options ("Non-Statutory Options").

2.   ADMINISTRATION

     The Plan shall be administered by a committee (the "Committee") composed of either the entire Board of Directors or a committee of the Board of Directors that is composed solely of two or more Non-Employee Directors. For this purpose, the term "Non-Employee Director" shall mean a person who is a member of the Company's Board of Directors who (a) is not currently an officer or employee of the Company or any parent or subsidiary of the Company, (b) does not directly or indirectly receive compensation for serving as a consultant or in any other non-director capacity from the Company or any parent or subsidiary of the Company that exceeds the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934 ("Regulation S-K"), (c) does not possess an interest in any other transaction with the Company or any parent or subsidiary of the Company for which disclosure would be required pursuant to Item 404(a) of Regulation S-K, and (d) is not engaged in a business relationship with the Company or any parent or subsidiary of the Company which would be disclosable under Item 404(b) of Regulation S-K. In the event the Committee is a committee composed of two or more Non-Employee Directors, the Board of Directors may from time to time remove members from, add members to, and fill vacancies, on the Committee. A member of the Committee shall be eligible to participate in the Plan and receive options under the Plan. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Action taken by a majority of the Committee at which a quorum is present, or action reduced to writing or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee. The Committee may, from time to time and at its discretion, grant options to eligible employees. Subject to the terms of this Plan, the Committee shall exercise its sole discretion in determining which eligible employees shall receive options, and the number of shares subject to each option granted.

     The Committee's interpretation and construction of any provision of the Plan, or any option granted under it, shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

3.   ELIGIBILITY

     Persons eligible to receive options shall be such key employees (including officers) of the Corporation and its subsidiaries as the Committee shall from time to time select. The determination of whether a company is a subsidiary of the Corporation shall be made in accordance with
Section 425(f) of the Internal Revenue Code, as amended. No person shall be eligible to receive an option for a larger number of shares than is recommended for him by the Committee. In selecting the individuals to whom options shall be granted, as well as determining the number of shares subject to each option, the Committee shall weigh the position and the responsibility of the individual being considered, the nature of his or her services, his or her present and potential contributions to the Corporation, and such other factors as the Committee deems relevant to accomplish the purposes of the Plan. No Incentive Option shall be granted to an employee who, immediately after such Incentive Option is granted, owns or has rights to stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, unless such Incentive Option is granted at a price which is at least 110% of the fair market value of the stock subject to the Incentive Option and such Incentive Option by its terms is not exercisable after the expiration of five (5) years from the date such Incentive Option is granted.

4.   STOCK

     The stock subject to options issued under the Plan shall be shares of the Corporation's authorized but unissued, or reacquired, one cent ($.01) par value common stock (hereafter sometimes called "Capital Stock" or "Common Stock"). The aggregate number of shares which may be issued pursuant to option exercises shall not exceed 1,300,000 shares of Capital Stock. The limitations established by each of the preceding sentences shall be subject to adjustment as provided in Article 5(g) of the Plan.

     In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of Capital Stock allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

5.   TERMS AND CONDITIONS OF OPTIONS

     No obligation to retain an option recipient as an employee of the Corporation or its subsidiaries, or to provide or continue providing the option recipient with, or to permit the option recipient to retain, any incident associated with or arising out of employment with the Corporation or its subsidiaries, including but not limited to tenure, salary, benefits, title, or position, shall be imposed on the Corporation or its subsidiaries by virtue of the adoption of the Plan, the grant or acceptance of an option granted pursuant to the Plan, or the exercise of an option under the Plan. Stock options granted under the Plan shall be authorized by the Committee and shall be evidenced by agreements in such form as the Committee shall from time to time approve. Such agreements shall conform with, and be subject to, the following terms and conditions:

(A)  NUMBER OF SHARES AND FORM OF OPTION

     Each option agreement shall state the number of shares to which it pertains and whether the option granted is an Incentive Option or a Non-Statutory Option.

(B)  EXERCISE PRICE

     Each option agreement shall state the exercise price. The per share exercise price for shares obtainable pursuant to an Incentive Option shall not be less than 100% of the Fair Market Value, as defined below, of the shares of Capital Stock of the Corporation on the date the option is granted. The per share exercise price for shares obtainable pursuant to a Non-Statutory Option shall not be less than the par value of the shares. For all purposes under the Plan, Fair Market Value shall be deemed to be the closing sale price of the Common Stock as reported on the Nasdaq National Market (or the mean between the highest and lowest per share sales price should the Common Stock be listed on an exchange) on a given day, or if such stock is not traded on that day, then on the next preceding day on which such stock was traded ("Fair Market Value"). Subject to the foregoing, the Committee shall have full authority and discretion, and shall be fully protected, with respect to the price fixed for shares obtainable pursuant to the exercise of options. The aggregate Fair Market Value (determined at the time the Incentive Option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by the option recipient during any calendar year (under all such plans of the Corporation and its subsidiary corporations) shall not exceed $100,000. If an option recipient is granted an Incentive Option which exceeds this limitation, the Incentive Option shall be treated as Non-Statutory Options to the extent such limitation is exceeded.

(C)  MEDIUM AND TIME OF PAYMENT

     The option recipient may pay the exercise price in cash, by means of unrestricted shares of the Corporation's Common Stock, or in any combination thereof. Notwithstanding the foregoing, shares of the Corporation's Common Stock may be used to exercise an option only if the number of shares for which the option is then being exercised is at least five hundred (500) shares. The option recipient must pay for shares received pursuant to an option exercise on or before the date of such exercise. Payment in currency or by check, bank draft, cashier's check, or postal money order shall be considered payment in cash. In the event of payment in the Corporation's Common Stock, the shares used in payment of the exercise price shall be taken at the Fair Market Value of such shares on the date they are tendered to the Corporation. The shares purchased upon exercise of an option with shares of the Corporation's Common Stock owned by the option recipient may not be sold, exchanged, pledged or otherwise transferred during the one (1) year period following such purchase and shall bear the following restrictive legend:

          The shares represented by this certificate were acquired with shares of Nichols Research Corporation common stock and, therefore, pursuant to the terms of
          Section 5(c) of the Nichols Research Corporation 1997 Stock Option Plan, may not be sold, exchanged, pledged or otherwise transferred during the one (1) year period commencing on the date shown on the face of this certificate.

(D)  TERM AND EXERCISE OF OPTIONS

     No Non-Statutory Option shall be exercisable either in whole or in part prior to (a) the earlier of the date specified in the Non-Statutory Option, or (b) six (6) months from the date the Non-Statutory Option is granted. During the option recipient's lifetime, the Non-Statutory Option shall be exercisable only by the option recipient or the option recipient's guardian or legal representative if one has been appointed, and shall not be assignable or transferable other than by will or the laws of descent and distribution. No Non-Statutory Option shall be exercisable after the earlier of (1) the date specified in the Non-Statutory Option, or (2) the expiration of ten (10) years from the date the Non-Statutory Option is granted.

     No Incentive Option shall be exercisable either in whole or in part prior to twenty-four (24) months from the date it is granted. Subject to the right of accretion provided in the next to last sentence of this
Article 5 (d), each Incentive Option shall be exercisable in three (3) installments as follows: (1) up to one-third of the total shares covered by the Incentive Option may be purchased after twenty-four (24) months from the date the Incentive Option is granted; (2) up to one-third of the total shares covered by the Incentive Option may be purchased after thirty-six
(36) months from the date the Incentive Option is granted; and (3) up to one-third of the total shares covered by the Incentive Option may be purchased after forty-eight (48) months from the date the Incentive Option is granted. The Committee may provide, however, for the exercise of an Incentive Option after the initial twenty-four month period, either as an increased percentage of shares per year or as to all remaining shares, if the option recipient dies, is or becomes disabled, or, with the permission of the Committee, retires. During the option recipient's lifetime, the Incentive Option shall be exercisable only by the option recipient, or the option recipient's guardian or legal representative if one has been appointed, and shall not be assignable or transferable other than by will or the laws of descent and distribution. To the extent not exercised, Incentive Option installments shall accumulate and be exercisable, in whole or in part, in any subsequent period but not later than five (5) years from the date the Incentive Option is granted. No Incentive Option shall be exercisable after the expiration of five (5) years from the date it is granted.

(E)  TERMINATION OF EMPLOYMENT EXCEPT DEATH

     If an option recipient's employment with the Corporation or its subsidiaries ceases for any reason other than the option recipient's death, all options held by him pursuant to the Plan and not previously exercised as of the date of such termination shall terminate immediately and become void and of no effect; provided, however, that the Committee shall have the right to extend the exercise period by up to three (3) months from the date the option recipient's employment is terminated. If termination occurs because of disability, or as a result of the option recipient's retirement with the consent of the Corporation, such disabled or retiring option recipient shall have the right to exercise any options which were exercisable but unexercised as of the date of such termination at any time within three (3) months after such termination, subject to the condition that no Non-Statutory Option shall be exercisable after the date specified in the Non-Statutory Option and no Incentive Option shall be exercisable after the expiration of five (5) years from the date it is granted. The term "disability" shall mean a mental or physical condition resulting from an injury or illness (other than substantial dependence on or addiction to alcohol or any drug) which renders an option recipient incapable of performing his normal duties as an employee of the Corporation or its subsidiaries. The option recipient shall not be considered to be disabled until the Committee shall have been furnished the opinion of two licensed physicians that the option recipient is prevented from performing his duties and that his condition is likely to continue for a period in excess of twelve (12) months or for an indefinite period. Whether termination of employment is due to disability or is to be considered a retirement with the consent of the Committee shall be determined by the Committee in its sole and absolute discretion, and such determination shall be final and conclusive. Authorized leaves of absence or absence for military service shall not constitute termination of employment for the purposes of the Plan.

(F)  DEATH OF OPTION RECIPIENT AND TRANSFER OF OPTION

     If an option recipient dies while employed by the Corporation or its subsidiaries or within three (3) months after being terminated due to disability or retirement with the consent of the Committee, and has not fully exercised all of his exercisable options, such options may be exercised, at any time within three (3) months after such termination, by the option recipient's executors or administrators, or by any person or persons who shall have acquired the option directly from the option recipient by bequest or inheritance. In no event, however, shall a Non-Statutory Option be exercisable after the date specified in the Non-
Statutory Option and no Incentive Option shall be exercisable more than five (5) years after the date such Incentive Option is granted. In the event an option is transferred to an option recipient's estate, or to a person to whom such right devolves by reason of the option recipient's death, then the option shall be nontransferable by the option recipient's executor or administrator or by such person, except that the option may be distributed by the option recipient's executors or administrators to the distributees of the option recipient's estate entitled thereto.

(G)  RECAPITALIZATION

     Subject to any required action by the shareholders, the aggregate number of shares which may be issued pursuant to option exercises, the number of shares of Capital Stock covered by each outstanding option, and the price per share applicable to shares under such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Capital Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Capital Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.

     If the Corporation is merged with or consolidated into any other corporation, or if an or substantially all of the business or property of the Corporation is sold, or if the Corporation is liquidated or dissolved, or if a tender or exchange offer is made for all or any part of the Corporation's voting securities, or if any other actual or threatened change in control of the Corporation occurs, the Committee, with or without the consent of the option recipient, may (but shall not be obligated to), either at the time of or in anticipation of any such transaction, take any of the following actions that the Committee may deem appropriate in its sole and absolute discretion: (i) cancel any option by providing for the payment to the option recipient of the excess of the Fair Market Value of the shares subject to the option over the exercise price of the option,
(ii) substitute a new option of substantially equivalent value for any option, (iii) accelerate the exercise terms of any option, or (iv) make such other adjustments in the terms and conditions of any option as it deems appropriate.

     In the event of a change in Capital Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any change shall be deemed to be the Capital Stock within the meaning of the Plan.

     To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, provided that each Incentive Option granted pursuant to this Plan shall not be adjusted in a manner that causes the Incentive Option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     Except as otherwise expressly provided in this Article 5(g), the option recipient shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation. Any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Capital Stock subject to the option.

     The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

(H)  RIGHTS AS A STOCKHOLDER

     An option recipient or a transferee of an option shall have no rights as a stockholder with respect to any shares subject to his option until a stock certificate is issued to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property), distributions, or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article 5 (g) of the Plan.

(I)  MODIFICATION, EXTENSION, AND RENEWAL OF OPTIONS

     Subject to the terms of the Plan, the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefore (to the extent not theretofore exercised). The Committee shall not, however, modify any outstanding Incentive Options so as to specify a lower price, or accept the surrender of outstanding Incentive Options and authorize the granting of new options in substitution therefore specifying a lower price. Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the option recipient, alter or impair any rights or obligations under any option theretofore granted under the Plan.

(J)  WITHHOLDING

     Whenever the Corporation proposes or is required to issue or transfer shares of Capital Stock under the Plan, the Corporation shall have the right to require the option recipient, prior to the issuance or delivery of any certificates for such shares, to remit to the Corporation, or provide indemnification satisfactory to the Corporation for, an amount sufficient to satisfy any federal, state, local, and foreign withholding tax requirements incurred as a result of an option exercise under the Plan by such option recipient.

(K)  OTHER PROVISIONS

     The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable. Limitations and restrictions shall be placed upon the exercise of Incentive Options, in the Incentive Option agreement, so that such option will be an "incentive stock option" as defined in Section 422 of the Internal Revenue Code of 1986.

6.   TERM OF PLAN

     Incentive Options and Non-Statutory Options may be granted pursuant to the Plan from time to time within a period of ten (10) years commencing on November 14, 1997 and continuing through November 14, 2007.

7.   INDEMNIFICATION OF COMMITTEE

     In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action or suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided, that within sixty
(60) days after institution of any such action, suit, or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

8.   AMENDMENT OF THE PLAN

     The Board of Directors, insofar as permitted by law, shall have the right from time to time with respect to any shares at the time not subject to options, to suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that without approval of the shareholders of the Company, no such revision or amendment shall: (a) change the number of shares for which options may be granted under the Plan either in the aggregate or to any individual employee, (b) change the provisions relating to the determination of employees to whom options shall be granted, (c) remove the administration of the Plan from the Committee, or (d) decrease the price at which Incentive Options may be granted.

9.   APPLICATION OF FUNDS

     The proceeds received by the Corporation from the sale of Capital Stock pursuant to the exercise of options will be used for general corporate purposes.

10.  NO OBLIGATION TO EXERCISE OPTION

     The granting of an option shall impose no obligation upon the option recipient to exercise such option.

11.  APPROVAL OF STOCKHOLDERS

     This Plan shall take effect as of November 14, 1997, subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of Capital Stock of the Corporation present, or represented, and entitled to vote at a meeting of the shareholders, which approval must occur within the period beginning twelve (12) months before and ending twelve (12) months after the date the Plan is adopted by the Board of Directors.

                             EXHIBIT B

                   NICHOLS RESEARCH CORPORATION
                       1997 STOCK BONUS PLAN

      ARTICLE I:  GENERAL PROVISIONS AND PURPOSES OF THE PLAN

1.1 TITLE. The title of the stock bonus plan which is described herein is "Nichols Research Corporation 1997 Stock Bonus Plan" (the "Plan").

1.2 ISSUER. The issuer of the stock which is the subject of the Plan is Nichols Research Corporation, a Delaware corporation, having its principal place of business at 4040 Memorial Parkway South, Huntsville, Alabama 35802 (the "Company").

1.3. GENERAL PURPOSES OF THE PLAN. The Company desires to establish the Plan to provide key employees, as hereinafter defined, with an opportunity to acquire Nichols Research Corporation Common Stock with a view toward rewarding those key employees for past services and providing an incentive to remain in the employ of the Company.

1.4. EFFECTIVE DATE. The Plan, as set forth herein, shall become effective upon adoption by the Company's Board of Directors and approval by the Company's stockholders at its annual meeting. The Plan shall remain in effect until it is terminated under Section 1.6.

1.5 TERM OF THE PLAN. The Plan shall commence with the Company's fiscal year beginning September 1, 1997 and continue for each subsequent fiscal year until it is terminated under Section 1.6.

1.6 AMENDMENT OR TERMINATION. The Board of Directors may, at any time and for any reason, amend or terminate the Plan. However, any amendment of the Plan shall be subject to the approval of the Company's stockholders to the extent required by Section 5.2 hereof, applicable laws, regulations or rules.

1.7 ELIGIBLE EMPLOYEES. A person shall be eligible to receive a stock bonus award for a given fiscal year if he or she:

     a. was a full-time salaried employee of the Company or any of its subsidiaries at any time during the fiscal year; and

     b.   is an executive officer of the Company ("key employee").

1.8 SECURITIES TO BE OFFERED. The shares reserved for award under the Plan shall consist of 150,000 shares of Nichols Research Corporation Common Stock, $0.01 par value (the "Stock Bonus") and, in accordance with Article V hereof, may be increased by action of the Board of Directors. The Stock Bonus shall be issued from either authorized but unissued shares or treasury shares as the Board of Directors, in its judgment, deems advisable. Upon the receipt of a stock certificate under the Plan, an employee shall have all the rights normally associated with stock ownership including the right to vote and receive any dividends declared by the Company's Board of Directors.

1.9. SECURITIES REGULATION AND RESTRICTIONS ON RESALE. The Company shall not be obligated to issue any Stock Bonus unless and until the shares of the Stock Bonus are effectively registered or exempt from registration under the Securities Act of 1933 and from any other federal or state law governing the distribution and issuance of such shares or any securities exchange regulation to which the Company might be subject. In the event the shares are not effectively registered, but can be issued by virtue of an exemption, the Company may issue shares of the Stock Bonus to an employee if the employee represents that he is acquiring such shares received under the Plan as an investment and not with the view to, or for sale in connection with, the distribution of any such shares. Certificates for shares of the Stock Bonus thus issued shall bear an appropriate legend or legends reciting such representation and the restriction on transfer of the shares.

              ARTICLE II:  ADMINISTRATION OF THE PLAN

2.1. THE COMMITTEE. The Plan shall be administered by a committee (the "Committee") composed of either the entire Board of Directors or a committee of the Board of Directors that is composed solely of two or more Non-Employee Directors. For this purpose, the term "Non-Employee Director" shall mean a person who is a member of the Company's Board of Directors who
(a) is not currently an officer or employee of the Company or any parent or subsidiary of the Company, (b) does not directly or indirectly receive compensation for serving as a consultant or in any other non-director capacity from the Company or any parent or subsidiary of the Company that exceeds the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934 ("Regulation S-K"), (c) does not possess an interest in any other transaction with the Company or any parent or subsidiary of the Company for which disclosure would be required pursuant to Item 404(a) of Regulation S-K, and (d) is not engaged in a business relationship with the Company or any parent or subsidiary of the Company which would be disclosable under Item 404(b) of Regulation S-K. In the event the Committee is a committee composed of two or more Non-Employee Directors, the Board of Directors may from time to time remove members from, add members to, and fill vacancies, on the Committee. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Action taken by a majority of the Committee at which a quorum is present, or action reduced to writing or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee.

     The Committee's interpretation and construction of any provision of the Plan, or any award granted under it, shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award granted under the Plan.

2.2. POWERS OF THE COMMITTEE. In addition to the awarding of the Stock Bonus as set forth in Paragraph 3.1 hereof, the Committee, subject to the express provisions of the Plan, shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan.

                  ARTICLE III:  STOCK BONUS AWARD

3.1. AWARDING THE STOCK BONUS. The Committee has the complete authority, in its sole discretion, to determine the eligible key employees to whom a Stock Bonus shall be awarded and the number of shares comprising each such Stock Bonus.

3.2. CONSIDERATION. Inasmuch as the Stock Bonus awarded pursuant to this Plan is a bonus, no monetary consideration shall pass from an employee to the Company.

3.3. ADJUSTMENT OF THE NUMBER OF SHARES. The number of shares of the Stock Bonus subject to any award under the Plan but not yet distributed and the number of shares reserved for issuance pursuant to the Plan but not yet covered by a bonus shall be adjusted to reflect any stock dividend, stock split or any other capital stock change. Any other adjustments shall be equitably made by the Board in its sole discretion. However, no adjustment shall require the Company to award a fractional share.


            ARTICLE IV:  DISTRIBUTION OF STOCK BONUSES

4.1. TIME OF DISTRIBUTION.   Any  Stock  Bonus awarded under the Plan for a
given fiscal year shall be distributed to the employee at such time or times as the Committee shall determine.

4.2. ELIGIBILITY FOR DISTRIBUTION. In order to be eligible to receive a Stock Bonus, the employee must be employed by the Company or any of its subsidiaries on the date on which the bonus is payable. If the employee is not so employed on the date on which the bonus is payable, that bonus shall be forfeited.

               ARTICLE V:  ADOPTION AND MODIFICATION

5.1. ADOPTION. After the Board of Directors approves the Plan or any amendment thereto which requires shareholder approval in accordance with Paragraph 5.2, below, the Plan or amendment shall be approved by a majority of the shareholders present and entitled to vote at the next regular Annual Shareholders' Meeting.

5.2. MODIFICATIONS. The Board of Directors of the Company may amend or modify any part of the Plan without shareholder approval except for the amount of shares reserved for the Plan set forth in Paragraph 1.8.

                        NICHOLS RESEARCH CORPORATION
                  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                               January 8, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE NICHOLS RESEARCH CORPORATION BOARD OF DIRECTORS.

The undersigned hereby appoints Chris H. Horgen and Patsy L. Hattox, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as directed on the reverse side, all the shares of Common Stock of Nichols Research Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on January 8, 1998, or any adjournment(s) thereof. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

In their discretion, the Proxies are authorized to vote upon other business as may properly come before the meeting or any adjournment(s) thereof. If any named nominee is not able to serve, the Proxies may vote for such other person or persons nominated in accordance with their best judgment.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED  STOCKHOLDER.   IF  NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR PROPOSALS 1, 2, 3, 4 and 5.

   1.   ELECTION OF DIRECTORS

        / / FOR all nominees listed to the right (except as marked to the contrary)

        / /  WITHHOLD AUTHORITY to vote for all nominees listed to the right.

        NOMINEES: Chris H. Horgen, Michael J. Mruz, Roy J. Nichols, Patsy L. Hattox, Roger P. Heinisch, John R. Wynn, William E. Odom, James R. Thompson, Jr., Phil E. DePoy, Thomas L. Patterson, David W. McGlaughlin and David Friend

        (INSTRUCTION:   To  withhold  authority  to  vote  for  any  individual
        nominee, write that nominee's name in the space provided below.)
        ___________________________________________________

   2.   Approval of the Nichols Research Corporation 1997 Stock Option Plan.

        / /  FOR       / /  AGAINST        / /  ABSTAIN

   3. Approval of an Amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock from 20,000,000 to 30,000,000 shares.

        / /  FOR       / /  AGAINST        / /  ABSTAIN

   4.   Approval of the Nichols Research Corporation 1997 Stock Bonus Plan.

        / /  FOR       / /  AGAINST        / /  ABSTAIN

   5. Ratification of Ernst & Young LLP as the independent public accountants of the Company.

        / /  FOR       / /  AGAINST        / /  ABSTAIN

   6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                       Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                       Dated:______________________________, 1997

                       ____________________________________________
                                 (Signature)

                       _________________________________________
                            (Signature if held jointly)


   PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.